Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333- 48306 of Optelecom, Inc. on Form S-8 of our report dated February 20, 2004, appearing in the Annual Report on Form 10-K of Optelecom, Inc. for the year ended December 31, 2003.

Grant Thornton LLP

Baltimore, Maryland
March 29, 2004